UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

HIGHLAND CLAN CREATIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-101133
(Commission File Number)

98-0379351
(IRS Employer Identification No.)

Suite 219 - 10654 82nd Avenue, Edmonton, Alberta T6E 2A7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 778-863-3079

Item 2. Acquisition or Disposition of Assets.

On April 27, 2004 we acquired all of the issued and outstanding shares of Legacy Bodysentials Inc. ("Bodysentials") from Mr. Brent McMullin, the father of our former president, Mrs. Brett Stewart (formerly Ms. Brett McMullin), for nominal consideration. Bodysentials has developed and manufactures a nutritional beverage for youth in the form of an orange drink and a milk shake, as well as several nutritional supplement boosters which may be added to our beverages or sold separately. The acquisition is compatible with our current business plan to offer natural beverages and smoothies, as well as related health products. We intend to add these to our current product offering and are also considering additional means in which to market and sell our products.

As of April 27, 2004 our telephone number changed to 778-863-3079. We are currently looking for new office space for our principal executive offices.

Item 7. Financial Statements and Exhibits.

10.1 Share Purchase Agreement between Highland Clan Creations Corp. and Brent McMullin dated April 27, 2004.

Item 9. Regulation FD Fair Disclosure.

On April 27, 2004, our Board of Directors' appointed Mr. Brent McMullin, the father of Mrs. Brett Stewart (formerly Ms. Brett McMullin), as a director and our new president. Mr. McMullin's appointment followed the resignation of our former president, Mrs. Brett Stewart, who remains as a director, our secretary and treasurer.

On April 27, 2004, Mrs. Brett Stewart (formerly Ms. Brett McMullin), our current secretary, treasurer, and member of our board of directors, transferred for no consideration a total of 975,000 common shares to Mr. Brent McMullin, our new president and member of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND CLAN CREATIONS CORP.

/s/ Brett Stewart
Brett Stewart, Secretary & Director

Date: April 27, 2004